UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: November 8, 2002
               (Date of earliest event reported: November 8, 2002)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



            Nevada                   0-17371              88-0182808
 (State or other jurisdiction      (Commission         (I.R.S. Employer
     of incorporation or           File Number)     Identification Number)
        organization)


                           5901 N. Western, Suite 200
                             Oklahoma City, OK 73118
          (Address of principal executive offices, including zip code)



                                 (405) 840-9894
              (Registrant's telephone number, including area code)







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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      On November 8, 2002, Quest Resource Corporation (the "Corporation"), STP Cherokee, Inc. ("STP") and Jerry D. Cash, the sole stockholder of STP, consummated an Agreement and Plan of Reorganization by and among the Corporation, STP and Mr. Cash, dated as of November 8, 2002 (the "Reorganization Agreement"). Pursuant to the terms and conditions of the Reorganization Agreement, the Corporation issued to Mr. Cash 5,380,785 shares of the common stock of the Corporation, representing approximately 42.0% of the common stock of the Corporation after giving effect to the transactions contemplated by the Reorganization Agreement, in exchange for 100% of the outstanding common stock of STP (the "Stock Exchange").

      Simultaneously with the consummation of the Reorganization Agreement, the Corporation, Douglas L. Lamb, the President of the Corporation, and Mr. Cash entered into a Voting Agreement for Shares of Stock of the Corporation, dated as of November 8, 2002 (the "Voting Agreement").

      Pursuant to the terms of the Voting Agreement, Mr. Lamb and Mr. Cash agreed to use their best efforts and take all action within their respective power, including the voting of any shares of common stock of the Corporation owned by them, to: (i) cause the Board of Directors of the Corporation to be comprised of four members, unless Mr. Lamb and Mr. Cash agree otherwise, and
(ii) elect Mr. Lamb, an individual designated by Mr. Lamb, Mr. Cash and an individual designated by Mr. Cash to the Board of Directors of the Corporation. Mr. Lamb has designated John C. Garrison to serve on the Board of Directors and Mr. Cash has designated Mr. James B. Kite, Jr. to serve on the Board of Directors.

      Except for sales of shares in the public market, any transfer of shares by Mr. Lamb or Mr. Cash is subject to the purchaser agreeing to be bound by the terms of the Voting Agreement. The Voting Agreement terminates at the end of 36 months after its execution. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the Voting Agreement, a copy of which is included herewith as Exhibit 10.1 and is incorporated herein by reference.

      As consented to by the Corporation, effective November 8, 2002, but after the closing of the transactions contemplated by the Reorganization Agreement, Mr. Cash transferred (1) 1,677,190 shares of common stock, representing approximately 13.1% of the outstanding common stock of the Corporation after giving effect to the Stock Exchange, to Boothbay Royalty Company at a price per share equal to the same effective price per share used in the Stock Exchange and
(2) 519,246 shares of common stock, representing approximately 4.1% of the outstanding common stock of the Corporation after giving effect to the Stock Exchange, to Southwind Resources, Inc. in satisfaction of prior obligations to Southwind. The shares transferred to Southwind were valued at the same price as that used in the Stock Exchange. Boothbay Royalty Company is wholly owned by Mr. Kite. Boothbay Royalty Company and Southwind Resources, Inc. are each accredited investors (as defined in Regulation D under the Securities Act of 1933) and have each agreed to be bound by the terms and conditions of the Voting Agreement.

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

      Mr. Lamb and his wife, Marsha K. Lamb, directly and indirectly control, approximately 17.3% of the common stock of the Corporation (after giving effect to the Stock Exchange and assuming the exercise by Mr. Lamb of options to acquire 225,000 shares of common stock of the Corporation).

      As a result of the Voting Agreement, Mr. Lamb and Mr. Cash have control of the Corporation and are able to elect all of the directors of the Corporation. In connection with the closing of the Reorganization Agreement, Richard Cornell resigned from the Board of Directors of the Corporation, the Board of Directors voted to expand the size of the Board of Directors from three members to four and elected Jerry D. Cash and James B. Kite, Jr. to fill the vacancies on the Board of Directors.

      The Board of Directors also elected Mr. Lamb to act as the Co-Chief Executive Officer, Chief Operating Officer and President of the Corporation and elected Mr. Cash to act as the Chairman of the Board, Co-Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Corporation.

      The Board of Directors also adopted an amended and restated bylaws of the Corporation, a copy of which are attached hereto as Exhibit 3.1.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      As a result of the Stock Exchange, STP became a wholly-owned subsidiary of the Corporation. STP is in the methane gas business and is involved in developing and producing methane gas from its properties in southeastern Kansas and northeastern Oklahoma, holding rights to approximately 48,000 acres and operating approximately 130 wells. The Corporation intends to continue the business of STP.

      The number of shares issued in the acquisition was determined by negotiations between the Board of Directors of the Corporation and Mr. Cash as to the relative valuations of the assets, properties, reserves and liabilities of STP and the Corporation based primarily upon independent engineering reserve studies for the properties owned by the Corporation and STP.

      The foregoing description and the transactions contemplated thereby are qualified in their entirety by reference to the Reorganization Agreement, which is included herewith as Exhibit 2.1 and incorporated herein by reference.

      In connection with the transactions contemplated by the Reorganization Agreement and approved by Mr. Cash, Crown Properties, LC, a limited liability company wholly owned by Marsha K. Lamb, sold gas pipeline and related assets to the Corporation in exchange for 30,000 shares of common stock and Bonanza Energy Corporation of Kansas, which is jointly owned by Doug and Marsha Lamb ("BECK"), sold its oil and natural gas marketing business to the Corporation in exchange for 300,000 shares of common stock of the Corporation. BECK had previously acted as the sole marketer of the Corporation's natural gas production. The number of shares issued in these acquisitions was determined by dividing the fair market value of the

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

acquired assets/businesses (based on the profitability of each activity and the additional revenue that the Corporation is expected to receive from each) by the stock price of the Corporation's Common Stock at the time the Corporation and STP agreed in principal to the reorganization. The valuations and the price per share were approved by all of the directors of the Corporation and Mr. Cash. The Corporation did not obtain any appraisals or fairness opinions in connection with such determinations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) The Corporation will amend this Form 8-K to include the financial statements of STP required by Item 7(a) within 60 days of the date that this initial report on Form 8-K is required to be filed.

     (b) The Corporation will amend this Form 8-K to include the pro forma financial information required by Item 7(b) within 60 days of the date that this initial report on Form 8-K is required to be filed.

     (c)    Exhibits

         Exhibit
         Number          Description
         -------         -----------
          2.1 Agreement and Plan of Reorganization dated as of November 8, 2002, by and among Quest Resource Corporation, STP Cherokee, Inc. and Jerry D. Cash.

          3.1      Amended and Restated Bylaws of Quest Resource Corporation.

         10.1 Voting Agreement for Shares of Stock of Quest Resource Corporation dated as of November 8, 2002, by and among Quest Resource Corporation, Douglas L. Lamb and Jerry D. Cash.

         10.2 Consent of Transferee of Quest Shares dated November 8, 2002, executed by Boothbay Royalty Company.

         10.3 Consent of Transferee of Quest Shares dated November 8, 2002, executed by Southwind Resources, Inc.



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

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    QUEST RESOURCE CORPORATION



                                    By:   /s/ Douglas L. Lamb
                                          ---------------------------
                                          Douglas L. Lamb
                                          President

      Date:   November 18, 2002